                                  EXHIBIT 23


Consent of Price Waterhouse LLP
Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (numbers 33-86126, 33- 86128 and 33-84584) of Integrity Incorporated of our report dated February 14, 1998 appearing on page 16 of this Form 10-K.





PRICE WATERHOUSE LLP

March 19, 1998